www.genpt.com

News Release

April 21, 2022

FOR IMMEDIATE RELEASE

Genuine Parts Company
Reports First Quarter 2022 Results

•Record Sales of $5.3 Billion, Up 18.6%
•Diluted EPS of $1.72, Up 14.7%
•Adjusted Diluted EPS of $1.86, Up 24.0%
•Raising 2022 Outlook for Revenue Growth and Diluted and Adjusted Diluted EPS
•Made Significant Progress on Integration of Kaman Distribution Group
•Strengthened Balance Sheet and Strong Cash Flow

ATLANTA -- Genuine Parts Company (NYSE: GPC) announced today its results for the first quarter ended March 31, 2022.

"We are pleased with the continued strength in our results to start the year, and we could not be prouder of the hard work by all our 52,000 teammates," said Paul Donahue, Chairman and Chief Executive Officer. "The first quarter was highlighted by new sales records for GPC and our Automotive and Industrial segments, margin expansion and our seventh consecutive quarter of double-digit earnings growth. The GPC team successfully navigated through ongoing supply chain challenges and inflationary pressures at levels we haven’t seen in 40 years."

First Quarter 2022 Results

Sales were $5.3 billion, an 18.6% increase compared to $4.5 billion in the same period of the prior year. The sales growth is attributable to a 12.3% increase in comparable sales and an 8.1% benefit from acquisitions, partially offset by a 1.8% net unfavorable impact of foreign currency and other.

Net income was $245.8 million, or a diluted earnings per share of $1.72. This compares to net income of $217.7 million, or $1.50 per diluted share, in the prior year period.

Adjusted net income was $265.7 million, an increase of 22.0% compared to adjusted net income of $217.7 million for the same three-month period of the prior year. On a per share diluted basis, adjusted net income was $1.86, an increase of 24.0% compared to $1.50 per diluted share last year.

First Quarter 2022 Segment Highlights

Automotive Parts Group

Automotive sales were $3.3 billion, up 10.9% from the first quarter of 2021, and representing 62% of total Company revenues. The improvement consisted of a 10.3% global increase in comparable sales and a 3.1% contribution from acquisitions, net of a 2.5% unfavorable impact of foreign currency and other. Segment profit of $264.6 million increased 12.3%, with a segment profit margin of 8.1%, up 10 basis points from 2021.

Industrial Parts Group

Industrial sales were $2.0 billion, up 33.6% from the first quarter of 2021, and representing 38% of total Company revenues. The sales increase reflects a 17.9% contribution from the acquisition of Kaman Distribution Group (KDG) and a 16.1% increase in comparable sales, slightly offset by a 0.4% unfavorable impact of foreign currency. Segment profit of $188.4 million increased 50.3%, with profit margin of 9.3%, up 100 basis points from 2021.

Mr. Donahue added, "The continued strength in Automotive reflects solid growth across our operations, with 12% and 13% comparable sales increases in the U.S. and Canada, respectively, and high-single digit comps in Europe and Australasia. Additionally, Industrial posted its fourth consecutive quarter of double-digit sales comps, driven by strengthening sales trends throughout the quarter."

“Our focus on key strategic priorities helped to deliver profitable sales growth, expand margins and generate strong cash flow in the quarter," said Will Stengel, President. "We are also pleased with the progress to integrate Kaman Distribution Group which is trending ahead of plan."

Balance Sheet, Cash Flow and Capital Allocation

The Company generated operating cash flow from operations of $398.8 million during the first three months of 2022, an increase from $300.9 million in the same period last year. The increase was driven primarily by higher net income and the effective management of our working capital, including a $200 million benefit related to our A/R Sales Agreement during the quarter. We used $1.4 billion in cash for investing activities, primarily in connection with the acquisition of KDG, in addition to $78 million for capital expenditures. We also had $914.0 million in cash provided by financing activities, which includes $1.1 billion of net proceeds from debt, primarily related to the KDG acquisition. This was partially offset by quarterly dividends of $115.9 million paid to shareholders and $72.9 million of stock repurchases. Free cash flow was $320.8 million for the first three months of 2022.

The Company ended the quarter with $2.0 billion in total liquidity, consisting of $1.4 billion availability on the revolving credit facility and $0.6 billion in cash and cash equivalents.

2022 Outlook

In consideration of several factors, the Company is updating full-year 2022 guidance previously provided in its earnings release on February 17, 2022. The Company considered its recent business trends and financial results, current growth plans, strategic initiatives, global economic outlook, geopolitical conflicts and the potential impact on results in establishing its updated guidance, which is outlined in the table below. Consistent with the previous outlook, the

Company has also accounted for an approximate 2% headwind from foreign currency translation. The Company will continue to update full-year guidance during 2022, as appropriate.

For the Year Ending December 31, 2022
	Previous Outlook	Updated Outlook
Total sales growth	9% to 11%	10% to 12%
Automotive sales growth	4% to 6%	5% to 7%
Industrial sales growth	20% to 22%	21% to 23%
Diluted earnings per share	$7.45 to $7.60	$7.56 to $7.71
Adjusted diluted earnings per share	$7.45 to $7.60	$7.70 to $7.85
Effective tax rate	Approximately 25%	Approximately 25%
Net cash provided by operating activities	$1.5 billion to $1.7 billion	$1.5 billion to $1.7 billion
Free cash flow	$1.2 billion to $1.4 billion	$1.2 billion to $1.4 billion

"The increase in our sales and earnings outlook reflects the confidence in our plans for accelerated growth and profitability as we build on the positive momentum in our Automotive and Industrial businesses. While cognizant of the many uncertainties in the global economy, we believe GPC is well-positioned with the financial strength and flexibility to support our growth plans and provide for disciplined, value-creating capital allocation while enhancing shareholder value," Mr. Donahue concluded.

Non-GAAP Information

This release contains certain financial information not derived in accordance with United States (“U.S.”) generally accepted accounting principles (“GAAP”). These items include adjusted net income from operations, adjusted diluted net income from operations per common share and free cash flow. We believe that the presentation of adjusted net income from operations, adjusted diluted net income from operations per common share and free cash flow, when considered together with the corresponding GAAP financial measures and the reconciliations to those measures, provide meaningful supplemental information to both management and investors that is indicative of our core operations. We considered these metrics useful to investors because they provide greater transparency into management’s view and assessment of our ongoing operating performance by removing items management believes are not representative of our operations and may distort our longer-term operating trends. We believe these measures are useful and enhance the comparability of our results from period to period and with our competitors, as well as show ongoing results from operations distinct from items that are infrequent or not associated with our core operations. We do not, nor do we suggest investors should, consider such non-GAAP financial measures as superior to, in isolation from, or as a substitute for, GAAP financial information. We have included a reconciliation of this additional information to the most comparable GAAP measure following the financial statements below.

Comparable Sales

Comparable sales is a key metric that refers to period-over-period comparisons of our sales excluding the impact of acquisitions, foreign currency and other. We consider this metric useful to investors because it provides greater transparency into management’s view and assessment of the our core ongoing operations. This is a metric that is widely used by analysts, investors and competitors in our industry, although our calculation of the metric may not be comparable to similar measures disclosed by other companies, because not all companies and analysts calculate this metric in the same manner.

Conference Call

We will hold a conference call today at 11:00 a.m. Eastern time to discuss the results of the quarter. A supplemental earnings deck will also be available for reference. Interested parties may listen to the call and view the supplemental earnings deck on our website at http://genuineparts.investorroom.com. The call is also available by dialing 888-317-6003, conference ID 2523809. A replay will also be available on our website or at 877-344-7529, conference ID 2602302, two hours after the completion of the call.

About Genuine Parts Company

Founded in 1928, we are a global service organization engaged in the distribution of automotive and industrial replacement parts. Our Automotive Parts Group distributes automotive replacement parts in the U.S., Canada, Mexico, Australasia, France, the United Kingdom, Ireland, Germany, Poland, the Netherlands, Belgium, Spain, and Portugal. Our Industrial Parts Group distributes industrial replacement parts in the U.S., Canada, Mexico and Australasia. In total, we serve our global customers from an extensive network of more than 10,000 locations in 17 countries and has approximately 52,000 employees. Further information is available at www.genpt.com.

Contacts

Investor Contact:	Media Contact:
Sid Jones (678) 934-5628	Heather Ross (678) 934-5220
Senior Vice President - Investor Relations	Senior Director - Strategic Communications

Forward-Looking Statements

Some statements in this release, as well as in other materials we file with the Securities and Exchange Commission (SEC), release to the public, or make available on our website, constitute forward-looking statements that are subject to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. All statements in the future tense and all statements accompanied by words such as “expect,” “likely,” “outlook,” “forecast,” “preliminary,” “would,” “could,” “should,” “position,” “will,” “project,” “intend,” “plan,” “on track,” “anticipate,” “to come,” “may,” “possible,” “assume,” or similar expressions are intended to identify such forward-looking statements. These forward-looking statements include our view of business and economic trends for the remainder of the year, our expectations regarding our ability to capitalize on these business and economic trends and to execute our strategic priorities, and the updated full-year 2022 financial guidance provided above. Senior officers may also make verbal statements to analysts, investors, the media and others that are forward-looking.
We caution you that all forward-looking statements involve risks and uncertainties, and while we believe that our expectations for the future are reasonable in view of currently available information, you are cautioned not to place undue reliance on our forward-looking statements. Actual results or events may differ materially from those indicated as a result of various important factors. Such factors may include, among other things, the extent and duration of the disruption to our business operations caused by the global health crisis associated with the COVID-19 pandemic, including the effects on the financial health of our business partners and customers, on supply chains and our suppliers, on vehicle miles driven as well as other metrics that affect our business, and on access to capital and liquidity provided by the financial and capital markets; our ability to maintain compliance with our debt covenants; our ability to successfully integrate acquired businesses into our operations and to realize the anticipated synergies and benefits; our ability to successfully implement our business initiatives in our two business segments; slowing demand for our products; the ability to maintain favorable supplier arrangements and relationships; disruptions in global supply chains and in our suppliers operations, including as a result of the impact of COVID-19 on our suppliers and our supply chain; changes in national and international legislation or government regulations or policies, including changes to import tariffs, environmental and social policy, infrastructure programs and privacy legislation, and their impact to us and our suppliers and customers; changes in general economic conditions, including unemployment, inflation (including the impact of tariffs) or deflation and geopolitical conflicts such as the conflict between Russia and Ukraine; changes in tax policies; volatile exchange rates; volatility in oil prices; significant cost increases, such as rising fuel and freight expenses; our ability to successfully attract and retain employees in the current labor market; uncertain credit markets and other macroeconomic conditions; competitive product, service and pricing pressures; failure or weakness in our disclosure controls and procedures and internal controls over financial reporting, including as a result of the work from home environment; the uncertainties and costs of litigation; disruptions caused by a failure or breach of our information systems, as well as other risks and uncertainties discussed in our Annual Report on Form 10-K for 2021 and from time to time in our subsequent filings with the SEC, all of which may be amplified by the COVID-19 pandemic and the geopolitical conflicts, such as the current conflict between Russia and Ukraine.

Forward-looking statements speak only as of the date they are made, and we undertake no duty to update any forward-looking statements except as required by law. You are advised, however, to review any further disclosures we make on related subjects in our subsequent Forms 10-K, 10-Q, 8-K and other reports filed with the SEC.

GENUINE PARTS COMPANY AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF INCOME
(UNAUDITED)

	Three Months Ended March 31,
(in thousands, except per share data)	2022	2021
Net sales	$5,294,635	$4,464,714
Cost of goods sold	3,468,688	2,923,899
Gross profit	1,825,947	1,540,815
Operating expenses:
Selling, administrative and other expenses	1,403,979	1,195,164
Depreciation and amortization	87,369	72,296
Provision for doubtful accounts	4,494	4,909
Total operating expenses	1,495,842	1,272,369
Non-operating expense (income):
Interest expense, net	19,850	18,324
Other	(15,461)	(35,737)
Total non-operating expense (income)	4,389	(17,413)
Income before income taxes	325,716	285,859
Income taxes	79,878	68,149
Net income	$245,838	$217,710
Dividends declared per common share	$0.8950	$0.8150
Basic earnings per share	$1.73	$1.51
Diluted earnings per share	$1.72	$1.50

Weighted average common shares outstanding	141,916	144,413
Dilutive effect of stock options and non-vested restricted stock awards	926	887
Weighted average common shares outstanding – assuming dilution	142,842	145,300

GENUINE PARTS COMPANY AND SUBSIDIARIES
SEGMENT INFORMATION
(UNAUDITED)

	Three Months Ended March 31,
(in thousands)	2022	2021
Net sales:
Automotive	$3,275,621	$2,953,165
Industrial	2,019,014	1,511,549
Total net sales	$5,294,635	$4,464,714
Segment profit:
Automotive	$264,573	$235,678
Industrial	188,353	125,292
Total segment profit	452,926	360,970
Interest expense, net	(19,850)	(18,324)
Intangible asset amortization	(39,694)	(25,544)
Corporate expense	(41,751)	(31,243)
Other unallocated costs (1)	(25,915)	—
Income before income taxes	$325,716	$285,859

(1)     The following table presents a summary of the other unallocated costs:

	Three Months Ended March 31,
(in thousands)	2022	2021
Other unallocated costs:
Gain on insurance proceeds (2)	$634	$—
Transaction and other costs (3)	(26,549)	—
Total other unallocated costs	$(25,915)	$—
(2)    Adjustment reflects insurance recoveries in excess of losses incurred on inventory, property, plant and equipment and other fire-related costs.
(3)    Adjustment primarily reflects costs associated with the January 3, 2022 acquisition of Kaman Distribution Group.

GENUINE PARTS COMPANY AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(UNAUDITED)

(in thousands, except share and per share data)	March 31, 2022	March 31, 2021
Assets
Current assets:
Cash and cash equivalents	$610,776	$1,117,988
Trade accounts receivable, less allowance for doubtful accounts (2022 – $49,644; 2021 – $39,800)	2,137,806	1,809,637
Merchandise inventories, net	4,211,496	3,600,658
Prepaid expenses and other current assets	1,467,356	1,149,877
Total current assets	8,427,434	7,678,160
Goodwill	2,534,521	1,885,447
Other intangible assets, less accumulated amortization	1,935,153	1,455,333
Property, plant and equipment, less accumulated depreciation (2022 – $1,386,714; 2021 – $1,296,920)	1,239,046	1,165,236
Operating lease assets	1,125,803	1,044,127
Other assets	1,011,354	715,240
Total assets	$16,273,311	$13,943,543

Liabilities and equity
Current liabilities:
Trade accounts payable	$5,214,540	$4,479,398
Current portion of debt	120,000	160,373
Dividends payable	126,891	117,714
Other current liabilities	1,788,101	1,578,866
Total current liabilities	7,249,532	6,336,351
Long-term debt	3,387,851	2,458,020
Operating lease liabilities	847,342	788,907
Pension and other post–retirement benefit liabilities	263,257	254,558
Deferred tax liabilities	400,980	206,630
Other long-term liabilities	516,473	562,968
Equity:
Preferred stock, par value – $1 per share; authorized – 10,000,000 shares; none issued	—	—
Common stock, par value – $1 per share; authorized – 450,000,000 shares; issued and outstanding – 2022 – 141,627,749 shares; 2021 – 144,458,057 shares	141,628	144,458
Additional paid-in capital	126,064	117,867
Accumulated other comprehensive loss	(804,877)	(1,023,760)
Retained earnings	4,132,925	4,085,998
Total parent equity	3,595,740	3,324,563
Noncontrolling interests in subsidiaries	12,136	11,546
Total equity	3,607,876	3,336,109
Total liabilities and equity	$16,273,311	$13,943,543

GENUINE PARTS COMPANY AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(UNAUDITED)

	Three Months Ended March 31,
(in thousands)	2022	2021
Operating activities:
Net income	$245,838	$217,710
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	87,369	72,296
Share-based compensation	7,171	6,235
Excess tax benefits from share-based compensation	(714)	(1,764)
Changes in operating assets and liabilities	59,144	6,465
Net cash provided by operating activities	398,808	300,942
Investing activities:
Purchases of property, plant and equipment	(78,045)	(48,391)
Proceeds from sale of property, plant and equipment	5,895	16,863
Proceeds from divestitures of businesses	25,939	10,345
Acquisitions of businesses and other investing activities	(1,374,734)	(19,489)
Net cash used in investing activities	(1,420,945)	(40,672)
Financing activities:
Proceeds from debt	2,890,000	31,599
Payments on debt	(1,784,585)	(26,767)
Share-based awards exercised	(1,063)	(5,429)
Dividends paid	(115,876)	(114,043)
Purchases of stock	(72,919)	—
Other financing activities	(1,593)	(1,354)
Net cash provided by (used in) financing activities	913,964	(115,994)
Effect of exchange rate changes on cash and cash equivalents	4,248	(16,454)
Net (decrease) increase in cash and cash equivalents	(103,925)	127,822
Cash and cash equivalents at beginning of period	714,701	990,166
Cash and cash equivalents at end of period	$610,776	$1,117,988

GENUINE PARTS COMPANY AND SUBSIDIARIES
RECONCILIATION OF GAAP NET INCOME TO ADJUSTED NET INCOME AND GAAP DILUTED NET INCOME PER COMMON SHARE TO ADJUSTED DILUTED NET INCOME PER COMMON SHARE
(UNAUDITED)

	Three Months Ended March 31,
(in thousands)	2022	2021
GAAP net income	$245,838	$217,710

Adjustments:
Gain on insurance proceeds (1)	(634)	—
Transaction and other costs (2)	26,549	—
Total adjustments	25,915	—
Tax impact of adjustments	(6,103)	—
Adjusted net income	$265,650	$217,710

The table below represent amounts per common share assuming dilution:

	Three Months Ended March 31,
(in thousands, except per share data)	2022	2021
GAAP net income	$1.72	$1.50

Adjustments:
Gain on insurance proceeds (1)	(0.01)	—
Transaction and other costs (2)	0.19	—
Total adjustments	0.18	—
Tax impact of adjustments	(0.04)	—
Adjusted net income	$1.86	$1.50
Weighted average common shares outstanding – assuming dilution	142,842	145,300

The table below clarifies where the items that have been adjusted above to improve comparability of the financial information from period to period are presented in the condensed consolidated statements of income.

	Three Months Ended March 31,
(in thousands)	2022	2021
Line item:
Cost of goods sold	$5,000	$—
Selling, administrative and other expenses	21,549	—
Non-operating expense (income): Other	(634)	—
Total adjustments	$25,915	$—
(1)     Adjustment reflects insurance recoveries in excess of losses incurred on inventory, property, plant and equipment and other fire-related costs.
(2)    Adjustment primarily reflects costs associated with the January 3, 2022 acquisition of Kaman Distribution Group.

GENUINE PARTS COMPANY AND SUBSIDIARIES
CHANGE IN NET SALES SUMMARY
(UNAUDITED)

	Three Months Ended March 31, 2022
	Comparable Sales	Acquisitions	Foreign Currency	Other	GAAP Total Net Sales
Automotive	10.3%	3.1%	(2.4)%	(0.1)%	10.9%
Industrial	16.1%	17.9%	(0.4)%	—%	33.6%
Total Net Sales	12.3%	8.1%	(1.7)%	(0.1)%	18.6%

GENUINE PARTS COMPANY AND SUBSIDIARIES
RECONCILIATION OF GAAP NET CASH PROVIDED BY OPERATING ACTIVITIES TO FREE CASH FLOW
(UNAUDITED)

	Three Months Ended March 31,
(in thousands)	2022	2021
Net cash provided by operating activities	$398,808	$300,942
Purchases of property, plant and equipment	(78,045)	(48,391)
Free Cash Flow	$320,763	$252,551

For the Year Ending December 31, 2022
	Previous Outlook	Updated Outlook
Net cash provided by operating activities	$1.5 billion to $1.7 billion	$1.5 billion to $1.7 billion
Purchases of property, plant and equipment	$300 million to $350 million	$300 million to $350 million
Free Cash Flow	$1.2 billion to $1.4 billion	$1.2 million to $1.4 million